                                                                     Exhibit 1.1


                                AGENCY AGREEMENT



                                ___________, 2002



Ryan, Beck & Co., LLC
220 South Orange Avenue
Livingston, New Jersey 07039-5817


Dear Sirs:

         Metropolitan Financial Corp., a corporation formed under the laws of the State of Ohio (the "Company"), and Metropolitan Bank and Trust Company, an Ohio chartered savings and loan association (the "Bank") whose common stock is owned in its entirety by the Company (collectively the "Primary Parties"), hereby confirm, jointly and severally, their agreement with Ryan, Beck & Co., LLC (the "Agent"), subject to the terms and conditions set out below, with respect to the proposed issuance by the Company of up to 6,349,207 shares of the Company's Common Stock, no par value per share.

SECTION 1.        DEFINITIONS.

         The following terms have the following meanings when used in this
Agreement:

         (a) "Act" means the Securities Act of 1933, as amended.

         (b) "Agreement" means this Agency Agreement as originally executed and as amended, modified, supplemented or restated from time to time.

         (c) "Basic Subscription" means a Right Holder's right to subscribe for Common Stock during the Subscription Period at the Subscription Price.

         (d) "Business Day" means a day other than a Saturday or Sunday, or a day on which banking institutions in New York, New York or Cleveland, Ohio are authorized or required by law, executive order or regulation to remain closed.

         (e) "Closing Date" means the hour and date upon which the Company shall release the shares of Common Stock for delivery in accordance with the terms of this Agreement.

         (f) "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Commission" means the U.S. Securities and Exchange Commission.

         (h) "Common Stock" means the Company's Common Stock, no par value per share.

         (i) "Community Offering Escrow Agent Agreement" means the Community Subscription Agent Agreement between the Company and Fifth Third Bank executed on ___________, 2002.

         (j) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Exercising Right Holders" means Record Date Shareholders purchasing Common Stock in the Basic Subscription.

         (m) "Material Adverse Effect" means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, business prospects or operations of Company and the Subsidiaries (as defined herein) on a consolidated basis.

         (n) "Over-Subscription Privilege" means the entitlement of a Record Date Shareholder who fully exercises all Rights issued to it in the Basic Subscription to subscribe for additional shares of Common Stock, subject to allotment, that were not otherwise subscribed for by Exercising Right Holders in the Basic Subscription.

         (o) "Prospectus" means the prospectus, as amended, included in the Registration Statement at the time it initially became effective, except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         (p) "Record Date" means January 10, 2002.

         (q) "Record Date Shareholders" means the Company's shareholders of record at the close of business on the Record Date.

         (r) "Registration Statement" means the Registration Statement on Form S-2 (File No. 333-69746) and any amendments to such Registration Statement, filed by the Company with the Commission in order to register the Common Stock under the Act.

         (s) "Rights" means the non-transferable subscription rights proposed to be issued by the Company to Record Date Shareholders, which rights entitle their holders to subscribe for one share of Common Stock for every _____ shares of Common Stock that the holder owned on the Record Date.

         (t) "Rules and Regulations" means the rules and regulations adopted by the Commission under the Act.

         (u) "Subscription Agent" means Georgeson Shareholder Communications,
Inc.

         (v) "Subscription Agent Agreement" means the Subscription Agent Agreement between the Company and the Subscription Agent executed on ___________, 2002.

         (w) "Subscription Period" means the period of time beginning on the Effective Date and ending at 5:00 p.m., Eastern time, on the Expiration Date.

         (x) "Subscription Price" means the price per share of Common Stock of $______.

SECTION 2.        THE OFFERINGS.

         The Company is offering a minimum of _______ and a maximum of ______ shares of Common Stock to Record Date Shareholders and the general public by the Prospectus of the Company. The Company is proposing to issue Rights to Record Date Shareholders, which Rights entitle their holders to subscribe for one share of Common Stock for every __________ shares of Common Stock that the holder owned on the Record Date (the "Rights Offering"). No fractional Rights would be issued. Each Right would entitle the Right Holder to acquire in the Basic Subscription one share of Common Stock. All Rights would be exercisable from the date of issuance until 5:00 p.m. on the Expiration Date. Included in the Rights Offering to Record Date Shareholders is an Over-Subscription Privilege. Shares available for sale but not subscribed for pursuant to the exercise of Rights and the Over-Subscription Privilege will be offered to the general public in a direct community offering on a best efforts basis (the "Community Offering"). If requested by the Company, the Agent may also assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation in the Community Offering on a "best efforts" basis of purchase orders for the shares not subscribed for in the Rights Offering (the "Assisting Brokers") under a selected dealer agreement ("Selected Dealer Agreement"), the form of which is set forth as Exhibit B to this Agreement. The offer and sale of Common Stock pursuant to the Prospectus in the Rights Offering and the Community Offering is referred to herein as the "Offerings". The Offerings will commence on _______________ and subscriptions for shares of Common Stock will be accepted until 5:00 P.M. Eastern Time, ____________, 2002, subject to the Company's right to extend the subscription period without notice as described in the Prospectus until _____________2002 or terminate the Offerings at any time (the "Expiration Date"). All shares of Common Stock sold in the Offerings will be sold at the Subscription Price. Persons may subscribe for the shares of Common Stock offered by completing, signing and delivering or mailing a subscription certificate and/or notice of guaranteed delivery or an order form, substantially in the form attached as an exhibit to the Registration Statement together with payment in full for the number of shares of Common Stock for which such person is subscribing. All subscription funds received in the Rights Offering will be deposited into a separate, non-interest bearing escrow account maintained by the Subscription Agent with Provident Bank and all subscription funds received in the Community Offering will be deposited into a separate, non-interest bearing escrow account with Fifth Third Bank (the

"Community Offering Escrow Agent"). Any funds received by any broker-dealer participating in the Community Offering as payment for the shares subscribed for will be forwarded to the Community Offering Escrow Agent by noon of the day following receipt. Additional terms and conditions of the Offerings are set out in the Registration Statement.

SECTION 3.        APPOINTMENT OF AGENT; SALE AND DELIVERY OF COMMON STOCK.

         (a) The Primary Parties hereby appoint the Agent as the exclusive financial advisor and marketing agent in connection with the Offerings and on the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agent accepts such appointment and agrees to use its best efforts to solicit the exercise of Rights in the Rights Offering and Common Stock purchases in the Community Offering by potential Community Offering investors identified by the Company and the Agent and agrees to consult with and advise the Primary Parties as to the matters set forth in the letter agreement (the "Letter Agreement"), dated December 20, 2001, (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Primary Parties that the Agent shall not be obligated to purchase any shares of Common Stock and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. The appointment of the Agent to provide services hereunder shall terminate upon consummation or termination of the Offerings.

         (b) The Company and the Agent agree that the Agent is an independent contractor with respect to the Offerings and the performance of any financial advisory services to the Company contemplated by this Agreement or otherwise, and the Agent represents and warrants that it is not a partner or agent of any other securities broker, dealer or other person soliciting the exercise of Rights contemplated by this Agreement, or of the Company or any of its affiliates.

         (c) In rendering the services contemplated by this Agreement, the Agent will not be subject to any liability to the Company or any of its affiliates for any act or omission on the part of any securities broker or dealer (other than the Agent) or any other person, and the Agent will not be liable for acts or omissions in performing their obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by the Agent through its gross negligence or willful misconduct.

         (d) On the Closing Date, in the event the Company has received and accepted subscriptions for _______ shares of Common Stock (the "Requisite Amount") and the other conditions precedent to the consummation of the Offerings set forth herein have been satisfied or waived, the Agent and the Company will advise the Subscription Agent and the Community Offering Escrow Agent to release to the Company, for each subscription accepted by the Company, the funds deposited with the Subscription Agent and the Community Offering Escrow Agent, and the Company shall cause shares to be delivered to the purchasers thereof.

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES.

         (a) The Primary Parties jointly and severally represent, warrant and agree that:

                  (i) the Registration Statement was declared effective by the Commission on ______, 2002. To the best knowledge of the Primary Parties, no proceedings related to the Prospectus have been initiated or threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the Act and the Rules and Regulations. The Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) at the time such Registration Statement became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Applications (as defined herein) or Sales Information (as defined herein) authorized for use by any of the Primary Parties in connection with the Offerings, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use under the caption "Plan of Distribution" or with written statements or omissions from any Sales Information (as defined herein) or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent;

                  (ii) the documents of the Company incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) no order has been issued by the Commission preventing or suspending the use of the Prospectus and, no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offerings is, to the best knowledge of the Primary Parties, pending or threatened;

                  (iv) the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries set forth in the Prospectus under the caption "Business - General," (collectively referred to herein as the "Subsidiaries"). Neither the Company nor the Subsidiaries own any equity interests in any other entities except as disclosed in the Prospectus. The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company owns directly all of the outstanding capital stock of the Bank and directly or indirectly owns all of the outstanding capital stock of the other Subsidiaries free and clear of all claims, liens, charges and encumbrances except for Metropolitan III Corp. which has issued no capital stock; the Company and the Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and the Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification;

                  (v) neither the Company nor any Subsidiary is in violation of their respective articles of incorporation or charter or their respective bylaws, or in material breach or default in the performance or observance of any obligation, agreement, covenant, or condition contained in any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which they are a party or by which they, or any of their respective property, may be bound which would result in a Material Adverse Effect and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of the Company or any Subsidiary, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which the Company or any Subsidiary has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Company or any Subsidiary, except for such liens, changes or encumbrances that would not individually or in the aggregate have a Material Adverse Effect;

                  (vi) each of the Subscription Agent Agreement and Community Offering Escrow Agent Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent and Community Offering Escrow Agent, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), and
         (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help;

                  (vii) the Primary Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and to issue and sell the Common Stock as provided herein and as described in the Prospectus. The execution, delivery and performance of this Agreement, and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by the Primary Parties, and assuming due authorization, execution and delivery by the Agent is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, subject to the qualification that (i) the legality, validity, binding nature and enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help;

                  (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Subscription Agent Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement, or by the Subscription Agent Agreement, including, without limitation, the distribution of the Rights and the allotment, issue and sale of the Common Stock, except those that have been obtained and those that may be required under the Act or under state securities laws or blue sky laws of the various states in which the Common Stock is to be offered;

                  (ix) the execution, delivery and performance of this Agreement, the Subscription Agent Agreement, and the consummation by the Company of the transactions contemplated by this Agreement or by the Subscription Agent Agreement, including, without limitation, the distribution of the Rights and the allotment, issue and sale of the Common Stock, will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company pursuant to the terms of, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any contract, including any transfer agency agreement, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which its properties is subject, the articles of incorporation or bylaws of the Company, or any statute (including the Act), judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property;

                  (x) since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which could result in a Material Adverse Effect; (ii) there has not been any material increase in the long-term debt of the Company and the Subsidiaries (taken as a whole) or in the aggregate dollar or principal amount of the Company's and the Subsidiaries' (taken as a whole) assets which are classified as substandard, doubtful or loss or loans which are 90 days or more past due or real estate acquired by foreclosure; (iii) there has not been any material adverse change on the aggregate dollar amount of the Company's and the Subsidiaries' (taken as a whole) deposits or their consolidated net worth or spread; (iv) there has been no material adverse change in the Company's and the Subsidiaries' relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Subsidiaries' fidelity bond or any other type of insurance coverage; (v) except as disclosed in the Prospectus there has been no material change in management of the Company or the Subsidiaries; (vi) the Company and the Subsidiaries have not sustained any material loss or interference with their respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (viii) there has not been any change in the capital stock (other than upon the sale of the Common Stock hereunder or pursuant to employee benefit plans described in the documents incorporated by reference into the Prospectus); and (ix) there has not occurred any Material Adverse Effect;

                  (xi) Crowe, Chizek and Company LLP, which certified the financial statements filed as part of the Registration Statement, has advised the Primary Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the AICPA, and Crowe, Chizek and Company LLP is, with respect to the Company and the Subsidiaries, an independent certified public accountant as required by the Act and the Rules and Regulations;

                  (xii) the Rights and all the authorized shares of capital stock of the Company to be sold hereunder, have been duly authorized, the Company has a duly authorized and outstanding capitalization as set forth under "Capitalization" in the Prospectus, and all the issued and outstanding shares of capital stock are, and the shares of Common Stock issuable in the Offerings, when issued, delivered and paid for as described in the Prospectus will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership of them, the Common Stock is duly listed on the Nasdaq Stock Market, and the Rights will be validly issued and outstanding; the issuance of the Common Stock is not subject to preemptive rights; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Common Stock sold, good title to the Common Stock will be transferred from the Company to the purchasers of Common Stock against payment therefor as set forth in Prospectus and the certificates used to evidence shares of Common Stock will be in due and proper form;

                  (xiii) the financial statements and the notes thereto which are incorporated by reference into the Registration Statement and which are a part of the Prospectus present fairly in all material respects the financial condition and retained earnings of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein;

                  (xiv) the Bank is a duly organized and validly existing Ohio-chartered savings and loan in stock form, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the Office of Thrift Supervision ("OTS") and the Ohio Department of Financial Institutions ("ODFI"); the deposits of the Bank are insured by the FDIC up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Primary Parties, threatened and no approvals by or filings with the FDIC, ODFI, or OTS or any state bank regulatory agency, except such as have been obtained, are necessary to consummate the Offerings;

                  (xv) there are no legal or governmental actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Primary Parties, threatened to which the Company or any Subsidiary or any of their officers or directors is a party that might have a Material Adverse Effect or that is required in the Registration Statement and the Prospectus;

                  (xvi) there are no material contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated in the Registration Statement by reference as permitted by the Rules and Regulations; the contracts so described in the Prospectus are in full force and effect on the date hereof; the descriptions thereof or references thereto are correct in all material respects; and neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any other party is in breach of or default under any of such contracts;

                  (xvii) the Company has not distributed any offering material in connection with the Offerings and sale of the Common Stock other than the Prospectus, the Registration Statement and the other materials permitted by the Act;

                  (xviii) the Company has timely filed all federal, state and local tax returns required to be filed and is not in default in the payment of any taxes, penalties, or interest which have become due pursuant to said returns or pursuant to any law or any assessments. Such returns are complete and correct in all material respects. The Company has not executed any waiver or extended the statute of limitations, and there are no pending or to the Company's and Subsidiaries' knowledge threatened claims, assessments, deficiencies, audits or notices, with respect to any such taxes which could have a Material Adverse Effect;

                  (xix) except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; and the Company and the Subsidiaries have no knowledge of any material infringement by them of trademarks, trade names, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and, to the Company's and the Subsidiaries' knowledge, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a Material Adverse Effect;

                  (xx) except as described in the documents incorporated by reference into the Prospectus, the Company does not have contracts with management or employment agreements, or any bonus, deferred compensation, profit-sharing, pension, retirement, stock option, or stock purchase plans, agreements or understandings;

                  (xxi) except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company or any of the Subsidiaries is or may be the subject, or related to environmental, discrimination or financial regulatory matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or are likely to result in a Material Adverse Effect and no labor disturbance by the employees of the Company or the Subsidiaries exists or is imminent which might be expected to result in a Material Adverse Effect. Except as disclosed in the Prospectus, no enforcement proceeding, whether formal or informal, has been commenced against the Company or any of the Subsidiaries by the OTS, ODFI, FDIC or, to the Company's and the Subsidiaries' knowledge, any other governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Prospectus, neither the Company, nor any of the Subsidiaries, or any of their respective officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or any of the Subsidiaries;

                  (xxii) the Company has or the Subsidiaries have good and marketable title to all their properties and assets, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially adversely affect the value of such properties and assets and do not interfere with the use made or proposed to be made of such properties and assets by the Company and the Subsidiaries; all of the leases and subleases material to the business of the Company or the Subsidiaries or under which the Company holds properties described in the Prospectus are in full force and effect; and the Company has or the Subsidiaries have no notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or the Subsidiaries as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or materially affecting or questioning the rights of the Company or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. Except as disclosed in the Prospectus and other than such leases and properties as are immaterial in the aggregate, the Company or the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted;

                  (xxiii) except as disclosed in the Prospectus, the Primary Parties are not in material violation of any directive from the OTS, ODFI, the FDIC, or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Offerings, the performance of this Agreement, or the consummation of the transactions described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect;

                  (xxiv) none of the Primary Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or pursuant to employee benefit plans as described in a document incorporated by reference into the Prospectus); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the National Association of Securities Dealers, Inc. (the "NASD"), or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the Primary Parties in connection with the Offerings, and no person is being compensated in any manner for such services;

                  (xxv) the Primary Parties have not made any payment of funds of the Primary Parties as a loan to any person for the purchase of Common Stock or have made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law;

                  (xxvi) the Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder;

                  (xxvii) the Company and the Subsidiaries comply with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations except to the extent that any non-compliance would not have a Material Adverse Effect; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Company and the Subsidiaries relating to environmental protection; and, to the knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by the Company and the Subsidiaries or in which the Bank has a security interest, except to the extent such disposal, release or discharge would not have a Material Adverse Effect;

                  (xxviii) all of the loans represented as assets on the recent developments or financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect;

                  (xxix) none of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940;

                  (xxx) the Company and the Subsidiaries maintain insurance of the type and in the amount generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance, fidelity bond insurance and insurance covering real and personal property owned or leased by the Company or the Subsidiaries against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

                  (xxxi) all material transactions between the Company and the Subsidiaries and the officers, directors and major stockholders of the Company that are required to be disclosed under the Act and the Rules and Regulations have been accurately disclosed in the Prospectus; and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Prospectus;

                  (xxxii) the Primary Parties have taken all actions necessary to obtain at Closing (as defined herein) a Blue Sky Memorandum from Silver Freedman & Taff, LLP; and

                  (xxxiii) the Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings provided, however, that Silver, Freedman & Taff, L.L.P., has prepared as counsel to the Company a Blue Sky Memorandum.

         Any certificates signed by an officer of any of the Primary Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein. Any certificate delivered by any of the Primary Parties to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 11(b) will also be furnished to the Agent and its counsel and shall be deemed to be additional representations and warranties by the Primary Parties to the Agent as to the matters covered thereby and the Agent and its counsel are entitled to rely thereon.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE AGENT.

         Agent represents and warrants to the Primary Parties that:

         (a) Agent is a limited liability company and is validly existing and in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder;

         (b) the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Agent, and this Agreement is the legal, valid and binding agreement of Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (c) each of Agent and its employees, agents and representatives who shall perform any of the services hereunder has, and until the Offerings are consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services;

         (d) no action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement; and

         (e) agent is registered as a broker/dealer pursuant to Section 15(b) of the Exchange Act and is a member of the NASD.

SECTION 6.        FEES.

         (a) In addition to the expenses specified in Section 7 (k) hereof, as compensation for the Agent's services under this Agreement, the Agent has received or will receive the following fees from the Company: an advisory and management fee of $200,000 shall be paid as follows: $50,000 upon execution of the Letter Agreement and $150,000 upon the Registration Statement being declared effective by the Commission. Fees for marketing services shall be the aggregate of (i) two and one-half percent (2.5%) of the aggregate dollar amount of the Common Stock sold in the Rights Offering; (ii) two and one-half percent (2.5%) of the aggregate dollar amount of the Common Stock sold in the Community Offering to persons identified by the Company pursuant to Section 7(x); and
(iii) five percent (5.0%)of the aggregate dollar amount of the Common Stock sold in the Community Offering to persons not identified by the Company pursuant to
Section 7(x), provided, however, that in no event shall a fee be payable for the Common Stock sold to Robert Kaye and his affiliates or related entities.

         (b) At the request of the Company, the Agent will seek to form a group of approved broker-dealer firms in accordance with Section 2 for purposes of soliciting orders in the Community Offering. The fees payable by the Company pursuant to this subsection directly to the Assisting Brokers will be 5% of the aggregate dollar amount of the shares of Common Stock solicited by them and sold in the Community Offering as evidenced by the Community Offering order form or as otherwise determined by the Company. No fee related to Common Stock sold by Assisting Brokers shall be paid to the Agent.

         (c) In the event that the Company is required to resolicit subscribers for shares in the Rights Offering and Community Offering and the Agent is required to provide significant additional services in connection with such a resolicitation, the Company and the Agent shall mutually agree to the dollar amount of additional expenses which may be incurred by the Agent. Until any agreement called for by this paragraph is reached, the Agent shall not incur expenses relating to any resolicitation.

                  (d) The aggregate fees for marketing services will be paid concurrently with the issuance of the Common Stock subscribed for on the Closing Date. The closing (the "Closing") shall be held at the offices of Thompson Hine LLP, Cleveland, Ohio or at such other place as shall be mutually agreed upon by the Company and the Agent. At the Closing, the Company shall deliver to the Agent by wire transfer in same day-funds the fees for services set forth in this
Section 6 and expenses owing to the Agent and its counsel as set forth in
Section 7(k).

                  SECTION 7.        COVENANTS OF THE COMPANY.

                  The Company agrees:

                  (a) to prepare and file with the Commission, as promptly as practicable upon the Agent's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable and to file no amendment or supplement to the Registration Statement or the Prospectus to which the Agent reasonably objects by notice to the Company after being furnished a copy a reasonable time before filing, to furnish promptly to the Agent and their counsel a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed with the Registration Statement;

                  (b) to deliver to the Agent, as soon as the Registration Statement becomes effective and thereafter when the Prospectus is required to be delivered under the Act, as many copies of the Prospectus and as many conformed copies of the Registration Statement originally filed and of each amendment to the Registration Statement (including exhibits filed with the Registration Statement or incorporated by reference in the Registration Statement) as the Agent may reasonably request;

                  (c) during the period of time (the "Delivery Period") in which the Prospectus is, in the opinion of the Agent's counsel, required to be delivered by the Agent, to deliver promptly to the Agent the number of copies of the Prospectus (as amended or supplemented and including all documents incorporated by reference in the Prospectus) as the Agent may reasonably request;

                  (d) to file promptly with the Commission the Prospectus pursuant to Rule 424 under the Act and any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Agent, be required by the Act or requested by the Commission and approved by the Agent;

                  (e) during the Delivery Period, prior to filing with the Commission an amendment to the Registration Statement or supplement to the Prospectus, or to the filing of any Prospectus pursuant to Rule 424 under the Act, to furnish a copy of the filing to the Agent and their counsel and obtain the Agent's consent to the filing, which consent may not be unreasonably withheld or delayed;

                  (f) during the Delivery Period, to advise the Agent promptly
(i) when the Registration Statement and any post-effective amendment to the Registration Statement is declared effective, (ii) of any request by the Commission for an amendment to the Registration Statement, a supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Rights, if qualification is necessary, or the suspension of the qualification or registration of the shares of Common Stock issuable in the Offerings for offering, sale or trading in any jurisdiction or the initiation or threat of any proceeding for that purpose or any action by The Nasdaq Stock Market rejecting, suspending or terminating the application for the listing of, or the listing of, the Company's Common Stock, and (iv) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or that requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act and to amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance;

                  (g) if the Commission issues a stop order suspending the effectiveness of the Registration Statement, to make every commercially reasonable effort to obtain the lifting of any such order at the earliest possible time;

                  (h) as soon as practicable after the Effective Date, to make generally available to its shareholders and to deliver to the Agent an earnings statement, conforming with the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations, covering a period of at least 12 months beginning after the Effective Date;

                  (i) for a period of two years from the date of this Agreement, the Company will furnish to the Agent, as soon as practical after such information is available (i) a copy of each report of the Company furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted, (ii) a copy of each report of the Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Company and/or Bank, and (iv) from time- to-time, such other publicly available information concerning the Primary Parties as the Agent may reasonably request;

                  (j) to use its best efforts to qualify the shares of Common Stock issuable in the Offerings for offering and sale under the securities laws of the United States (including all states) for so long as necessary for the distribution of the Rights, to the extent required, and the shares of Common Stock issuable in the Offerings, except that in no event will the Company be obligated in connection with seeking to qualify the Rights, to the extent required or, the shares of Common Stock issuable in the Offerings under the securities laws of any jurisdiction to qualify as a foreign corporation or, except as to matters and transactions relating to the Offerings, to execute a consent for service of process;

                  (k) to pay regardless of whether the Offerings are completed
(i) the costs incident to the authorization, issuance and delivery of the Rights and the authorization, issuance, sale and delivery of the Rights and the shares of Common Stock issuable in the Offerings and any taxes payable in connection with those actions, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the costs of preparing, printing, mailing and otherwise distributing the Registration Statement and the Prospectus as originally filed and each amendment or supplement to the Prospectus as provided in this Agreement, (iii) the costs of any filings with the NASD, (iv) the costs of listing the Common Stock issuable in the Offerings on The Nasdaq Stock Market, (v) the fees and expenses of qualifying the Rights, to the extent required, and the shares of Common Stock issuable in the Offerings under the securities laws of the several jurisdictions as provided in paragraph
(j) of this Section 7 and of preparing and delivering a Blue Sky Memorandum (including the related fees and expenses of counsel), (vi) the costs and expenses of mailing, distributing and preparing advertising and sales materials used in the Offerings, and the shares of Common Stock issuable in the Offerings,
(vii) the fees and disbursements of counsel and accountants for the Company,
(viii) the fees and expenses of the Subscription Agent and the Company's transfer agent and registrar and (ix) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including transportation, communications, meals and lodging relating to the solicitation of the exercise of the Rights and to pay the Agent in reimbursement of its fees and expenses and that of its counsel in connection with the Offerings, including up to $90,000 of the fees of its counsel (excluding fees and expenses related to the preparation of a Blue Sky Memorandum);

                  (l) to apply the net proceeds from the sale of the Common Stock in the Offerings for the purposes described in the Prospectus;

                  (m) the Company will refrain during a period of 180 days after the date of the Prospectus, without the prior written consent of the Agent, from
(i) offering, pledging, selling, contracting to sell, or selling any option, warrant, or contract to purchase, purchasing any option, warrant, or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Act with respect to any of the foregoing or
(ii) entering into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any security convertible into or exchangeable for Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The Company shall also cause each executive officer and director of the Company to furnish to the Agent, on or prior to the date hereof, a letter or letters, in form and substance satisfactory to counsel for the Agent, pursuant to which each such person or entity shall agree to abide by the aforementioned restrictions, unless they have received prior written consent from the Agent, for a period of 180 days from the date of the Prospectus. The foregoing sentence shall not apply to (A) the Rights and the Common Stock to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof or pursuant to an employee benefit plan described in a document incorporated by reference into the Prospectus; or (C) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock issued in connection with a merger, acquisition of another entity, acquisition of assets or any other similar transaction;

                  (n) to extend the Subscription Period, as described in the Registration Statement, upon the request of the Agent;

                  (o) the Primary Parties will distribute the Prospectus or other offering materials in connection with the Offerings and sale of the Common Stock only in accordance with the Act and the Exchange Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale;

                  (p) for so long as the Common Stock is registered under the Exchange Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the Exchange Act;

                  (q) the Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding;"

                  (r) the Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the ODFI, FDIC and the OTS;

                  (s) the Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Offerings and the transactions contemplated thereby imposed by the ODFI and the OTS, if any, the Commission, the Act, the Rules and Regulations, and the Exchange Act. The Company will comply with all provisions of all undertakings contained in the Registration Statement;

                  (t) the Company agrees to furnish, or cause to be furnished, to the Agent, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by Record Date Shareholders as of the Record Date, and to the extent available to the Company, similar information regarding any beneficial owners of the Company's Common Stock for whom such Record Date Shareholders act as nominees;

                  (u) the Company will, and will arrange for the Subscription Agent to inform the Agent in writing, on each Business Day during the Subscription Period and ending on the Expiration Date (and in the case of deliveries pursuant to the guaranteed delivery procedure, the period ending three National Market System trading days after the Expiration Date), of (i) the number of Rights exercised each day, including the name of the purchaser and the number of shares purchased, (ii) the number of shares of Common Stock subscribed for pursuant to the Basic Subscription Privilege each day, (iii) the number of shares of Common Stock subscribed for pursuant to the Over-Subscription

Privilege each day, (iv) the number of Rights (included in (i)) exercised pursuant to the guaranteed delivery procedure each day, (v) the number of Rights for which defective subscription certificates have been received each day, and
(vi) cumulative total with respect to the information set forth in each of the clauses (i) through (v) above. At or before 3:30 p.m., Eastern time, on the first National Market System trading day following the Expiration Date, the Subscription Agent will certify in writing to the Company and the Agent the cumulative total through the Expiration Date with respect to the information set forth in clauses (i) through (iv) above. The Company shall also cause the Subscription Agent to (i) maintain and update a listing of Rights Holders who have fully or partially exercised their Rights and Right Holders who have not exercised their Rights; (ii) provide the Agent and its designated representatives with the information compiled pursuant to this Section 7 (u) and any subscription certificates or other documents or data from which such information derived, as any of them may request, (iii) as promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Date, advise the Agent of the number of shares subscribed for, the number of subscription guarantees received and the number of shares of additional Common Stock unsubscribed for;

                  (v) the Company will, and will arrange for the Community Offering Escrow Agent to inform the Agent in writing, on each Business Day during the Subscription Period and ending on the Expiration Date (i) the name of the purchaser and the number of shares subscribed for, (ii) the number of shares of Common Stock for which defective Community Offering order forms have been received each day, and (iii) cumulative total with respect to the information set forth in clause (i) above. At or before 3:30 p.m., Eastern time, on the first National Market System trading day following the Expiration Date, the Community Offering Escrow Agent will certify in writing to the Company and the Agent the cumulative total through the Expiration Date with respect to the information set forth in clause (i) above. The Company shall also cause the Community Offering Escrow Agent to provide the Agent and its designated representatives with the information compiled pursuant to this Section 7 (v) and any order forms or other documents or data from which such information derived, as any of them may request;

                  (w) the Company shall provide the Agent with any other information necessary to allow the Agent to monitor the allocation of the Common Stock by the Subscription Agent on behalf of the Company in the event of an oversubscription by shareholders in the Rights Offering and the allocation of the Common Stock in the Community Offering, and all such information shall be accurate and reliable in all material respects;

                  (x) the Company will not deliver the Common Stock until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 11 hereof, unless such condition is waived in writing by the Agent; and

                  (y) to deliver to the Agent, as soon as the Registration Statement becomes effective and during the three weeks thereafter, the name, address and telephone number of potential Community Offering investors identified by the Company.

         SECTION 8.        INDEMNIFICATION.

                  (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, attorneys, and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of such officers, directors, agents, attorneys, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which the Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any Related Persons upon written demand for any reasonable expenses (including out-of-pocket expenses, fees and disbursements of outside counsel) incurred by the Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the shares of Common Stock issuable in the Offerings under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with their consent or based upon information furnished by or on behalf of any of the Primary Parties, in order to qualify or register the shares of Common Stock issuable in the Offerings under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offerings or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the stockholder records, for any denial or reduction of Rights exercised, whether as a result of a properly calculated allocation based upon such records or otherwise, provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offerings made in reliance upon and in conformity with information furnished to the Primary Parties by the Agent or its representatives (including counsel) with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption "Plan of Distribution." Provided further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence or willful misconduct, and the Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder. This indemnity agreement will be in addition to any liability which the Primary Parties may otherwise have.

                  (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, and employees and each person, if any, who controls any of the Primary Parties within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including out-of-pocket expenses, fees and disbursements of outside counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Primary Parties by the Agent or its representatives (including counsel) expressly for use under the caption "Plan of Distribution." This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

                  (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8,
Section 9 or otherwise, unless the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it if reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is affected without its prior written consent. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Indemnifying Party hereunder unless such settlement or compromise provides that the Indemnified Party and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                  (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Primary Parties and the Agent set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Common Stock; or (iii) any termination of this Agreement.

         SECTION 9.        CONTRIBUTION.

                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms, but is for any reason found in a final judgment by a court to be unavailable from the Primary Parties or the Agent, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the Primary Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 6 of this Agreement (not including expenses) ("Agent's Fees"), bear to the total proceeds received by the Primary Parties from the sale of the Common Stock in the Offerings, net of all expenses of the Offerings, except Agent's Fees and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and the Agent on the other from the Offerings, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offerings, net of all expenses of the Offerings except Agent's Fees, received by the Primary Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood and agreed that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties and the Agent under this Section 9 and under Section 8 shall be in addition to any duties, obligations and liabilities which the Primary Parties and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's and the Primary Parties' officers, directors and, in the case of the Primary Parties, trustees and each person, if any, who controls the Agent or any of the Primary Parties within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         SECTION 10.       TERMINATION.

                  The Agent's obligation under this Agreement may be terminated by the Agent, in its absolute discretion, by notice given to and received by the Company prior to delivery of the Rights, in the event the Company fails to sell the Requisite Amount prior to the Expiration Date or if (i) the Company has failed, refused or been unable to perform any agreement on its part to be performed under this Agreement, (ii) there has been, since the dates as of which information is given in the Registration Statement, any material adverse change in the net asset value of the Company or the tax, exchange, control or other laws or regulations applicable to the Company or the Company has made any material change in its management or method of operations as described in the Prospectus, the effect of which, in the reasonable judgment of the Agent, renders it impracticable to proceed with the Offerings, (iii) any other condition of the Agent's obligations under this Agreement is not fulfilled, (iv) trading in securities generally on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") has been suspended, or there shall have been established by the NYSE, the AMEX or by the Commission or by any federal or New York State agency or by the decision of any court of competent jurisdiction, any general limitation on prices for such trading or any general restrictions on the distribution of securities, all to such a degree as would, in the reasonable judgment of the Agent, render it impracticable to proceed with the Offerings,
(v) a general banking moratorium has been declared by federal or New York authorities or by any other state authorities that, in the Agent's reasonable judgment, makes it impracticable to proceed with the Offerings, (vi) there has been a material adverse change in general economic, political or financial conditions in the United States including without limitation as a result of terrorist activities after the date hereof, or in the effect of international conditions on the financial markets in the United States such that, in the reasonable judgment of the Agent, it is impracticable to proceed with the Offerings or (vii) a material escalation occurs in any hostilities in which the United States is engaged, or war or a national emergency is declared by the United States on or after the date of this Agreement the effect of which, in the reasonable judgment of the Agent, would render it impracticable to proceed with the Offerings. Any termination of this Agreement pursuant to this Section 10 will be without liability on the part of the Company or the Agent except that the Company shall be liable to refund to each person who has subscribed for or ordered any of the shares of Common Stock the full amount which it may have received from such person, without interest, and except as otherwise provided in
Section 7(k), Section 8, Section 9 and/or Section 12 of this Agreement.

         SECTION 11.       CONDITIONS TO THE AGENT'S OBLIGATIONS.

                  (a) The obligations of the Agent hereunder and the occurrence of the Closing are subject to the condition that the Company has received and accepted subscriptions for the Requisite Amount prior to the Expiration Date, all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                           (i) the Prospectus shall have been timely filed by
                  the Company with the Commission in accordance with the terms of this Agreement;

                           (ii) the Registration Statement shall have become
                  effective and at or before the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and prior to that time, no stop order proceeding shall have been initiated or threatened by the Commission;

                           (iii) any request of the Commission for inclusion of
                  additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

                           (iv) the Company shall not have filed with the
                  Commission the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus without consent of the Agent, which consent shall not have been unreasonably withheld or delayed;

                           (v) the Agent shall not have discovered and disclosed
                  to the Company, on or prior to the date of this Agreement, that the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus contains an untrue statement of a fact that, in the reasonable opinion of the Agent, is material or omits to state a fact that, in the reasonable opinion of that counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading; and

                           (vi) all corporate proceedings and other legal
                  matters incident to the authorization, form and validity of this Agreement and the Rights and the Common Stock and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated by this Agreement are reasonably satisfactory in all material respects to the Agent and its counsel, and the Company has furnished to the Agent and such counsel all documents and information that they may reasonably request to enable them to pass upon those matters.

                  (b) At the Closing Date, the Agent shall have received:

                           (i) The opinion, dated as of the Closing Date, of
                  Thompson Hine LLP and/or local counsel acceptable to the Agent, in form and substance satisfactory to the Agent and counsel for the Agent to the effect that:

                                    (A) the Company and each of the Subsidiaries
                           other than the Bank is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in Ohio and in each other jurisdiction in which the conduct of its business requires such qualification and except where the failure to qualify would have a Material Adverse Effect;

                                    (B) the Company has the corporate power and
                           authority to enter into and perform this Agreement and to issue and deliver the Rights and the shares of Common Stock issuable in the Offerings, and this Agreement and the Subscription Agent Agreement have each been duly authorized, and duly executed and delivered by the Company in accordance with the laws of the State of Ohio and, assuming due authorization, execution and delivery of each of such agreements by the other parties to it, each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help;

                                    (C) to such counsel's knowledge, the
                           execution, delivery and performance of this Agreement and the Subscription Agent Agreement by the Company will not conflict with, or result in the creation of imposition of any material lien, charge or encumbrance upon any of the assets of the Company or result in a material violation of the articles of incorporation or bylaws of the Company or the Act or the Exchange Act;

                                    (D) on the date hereof, the Bank is a
                           validly existing Ohio- chartered stock savings bank, with full power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and perform its obligations hereunder; the activities of the Bank as described in the Prospectus are permitted by federal law and the rules, regulations and practices of the ODFI, FDIC and the OTS. Similarly, any subsidiaries of the Bank are validly existing corporations in good standing in the jurisdiction of incorporation and authorized under state and applicable federal law to conduct the businesses in which they now engage;

                                    (E) to the best of such counsel's knowledge,
                           each of the Company and the Subsidiaries has obtained all licenses, permits, and other governmental authorizations that are material for the conduct of its business, and all such licenses, permits and other governmental authorization are in full force and effect, and, to the best of such counsel's knowledge, the Company and the Subsidiaries comply therewith in all material respects;

                                    (F) the Bank is an insured depository
                           institution under the provisions of the Federal Deposit Insurance Act, as amended, and, to such counsel's knowledge, no proceedings for the termination or revocation of the federal or state deposit insurance of the Bank are pending or threatened;

                                    (G) upon consummation of the Offerings, (i)
                           the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization,";
                           (ii) the Rights
                           have been duly authorized and validly issued; (iii) the shares to be sold in the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company against payment of the consideration in accordance with this Agreement will be fully paid and nonassessable; and
                           (iv) the issuance of the Common Stock is not subject to preemptive rights under the charter, articles of incorporation or bylaws of the Company, or arising or outstanding by operation of law or, to the best knowledge of such counsel, under any contract, indenture, agreement, instrument or other document;

                                    (H) the execution and delivery of this
                           Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Bank; and this Agreement constitutes a valid, legal and binding obligation of the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors' rights generally, the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help;

                                    (I) all required action has been taken by
                           the Company under the Act and the Exchange Act to issue the Rights and to make the Offerings and consummate the sale of the Common Stock contemplated by this Agreement. No further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement or the Subscription Agent Agreement, the Offerings, sale and issuance of the Rights and the Common Stock, except such, if any, as has been obtained under the Act, the Exchange Act, blue sky or state securities laws and the rules and regulations of the NASD, as to which such counsel need not express any opinion;

                                    (J) the Registration Statement has become
                           effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened by the Commission;

                                    (K) the form of subscription document used
                           to evidence the Rights, and the forms of certificates used to evidence the shares of Common Stock have been approved by the Board of Directors of the Company, comply with the articles of incorporation and the bylaws of the Company, and comply in all material respects with all provisions of Ohio corporate law and all applicable Nasdaq requirements;

                                    (L) the Common Stock is listed on The Nasdaq
                           Stock Market and is registered under the Exchange
                           Act;

                                    (M) there are no preemptive, or to such
                           counsel's knowledge, other rights (other than the Rights) to subscribe for or to purchase the Rights nor any restrictions upon the voting or transfer of the Common Stock pursuant to the Company's articles of incorporation or bylaws nor any agreements or other outstanding instruments known to such counsel;

                                    (N) the Rights and the Common Stock comply
                           in all material respects with the statements concerning them contained in the Prospectus;

                                    (O) at the time that the Registration
                           Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                    (P) there are no legal or governmental
                           proceedings pending or, to such counsel's knowledge, threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Offerings, sale or issuance of the Common Stock;

                                    (Q) to such counsel's knowledge, there are
                           no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been filed as exhibits to the Registration Statement or incorporated in the Registration Statement by reference as permitted by the Rules and Regulations;

                                    (R) the information in the Prospectus under
                           the captions "Summary," "Background," "Questions and Answers About The Offerings," "Risk Factors," "Forward-Looking Statements," "Regulation and Supervision," "The Offerings," "Plan of Distribution," and "Description of Common Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by counsel and fairly presents information disclosed therein.

                                    (S) none of the Primary Parties are required
                           to be registered as an investment company under the Investment Company Act of 1940; and

                                    (T) none of the Company or the Subsidiaries
                           is in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or, to the best of such counsel's knowledge, any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument, which violation would have a Material Adverse Effect. In addition, the execution and delivery of and performance under this Agreement by the Primary Parties and the Subscription Agent Agreement by the Company, the incurrence of the obligations set forth therein and the consummation of the transactions contemplated therein will not result in any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties or any violation of any applicable law, act, regulation, or to such counsel's knowledge, order or court order, writ, injunction or decree.

                           The Agent's counsel may rely on the opinion of
                  Thompson Hine LLP and/or local counsel for purposes of its own opinion (Thompson Hine LLP and/or local counsel shall expressly authorize such reliance). The opinion of Thompson Hine LLP may be limited to matters governed by the laws of the United States and the corporate laws of the State of Ohio. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agent, as long as such other opinion indicates that the Agent may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agent together with the opinion to be rendered hereunder by special counsel to the Primary Parties. In rendering such opinion, all statements contained therein "to our knowledge" or "to our attention" means the actual knowledge of the attorneys who have worked on the transactions contemplated herein. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agent is not reasonably justified in relying thereon.

                           (ii) The letter of Thompson Hine LLP to the effect
                  that during the preparation of the Registration Statement and the Prospectus, Thompson Hine LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agent, representatives of the independent public accountants for the Primary Parties and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to this Section 11(b)), Thompson Hine LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Thompson Hine LLP that caused Thompson Hine LLP to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to statements, notes to financial statements, schedules and other financial and statistical data included, in the Registration Statement or Prospectus).

                           (iii) The favorable opinion, dated as of the Closing
                  Date, of Silver, Freedman & Taff, LLP, counsel for the Agent, with respect to such matters as the Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request.

                           (iv) A Blue Sky Memorandum from Silver Freedman &
                  Taff, LLP relating to the Offerings, including Agent's participation therein, addressed to Agent. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

                  (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe Chizek & Company LLP, dated the date hereof and addressed to the Agent, such letter (i) confirming that Crowe Chizek & Company LLP is a firm of independent public accountants within the meaning of the Act and the regulations promulgated thereunder, and stating in effect that in Crowe Chizek & Company LLP's opinion the consolidated financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations of the Commission thereunder; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a review (in accordance with Statement on Auditing Standards No.
71) of the latest available unaudited consolidated interim financial statements of the Company prepared by the Company, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Company and the Bank and consultations with officers of the Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements including any "Recent Developments" section of the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders equity or any changes in common stock outstanding (other than for stock option plans or employee benefit plans described in a document incorporated by reference into the Prospectus) at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income, non-interest income or net interest income, provision for loan losses, net income after provision or increase in non-interest expense for the period commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended not more than five business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Company, which are subject to the internal controls of the accounting system of the Bank and other data prepared by the Primary Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (d) At the Closing Date, the Agent shall receive a letter from Crowe Chizek & Company LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter previously delivered by it pursuant to subsection (c) of this Section 11, the "specified date" referred to in clause
(ii)(B) of subsection (c) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

                  (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                  (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; (iii) the representations and warranties contained in Section 4 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 11; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offerings or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the Commission, or any other federal or state authority; and (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review to enjoin the Offerings.

                  (g) None of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the shares of Common Stock on the terms and in the manner contemplated in the Prospectus.

                  (h) Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings or business affairs of any of the Primary Parties independently, or the Primary Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

                  (i) At or prior to the Closing Date, the Agent shall receive
(i) a copy of the order from the Commission declaring the Registration Statement effective, (ii) a certified copy of the articles of incorporation of the Company, (iii) a certificate from the FDIC evidencing the Bank's insurance of accounts, and (vi) any other documents that Agent shall reasonably request.

                  (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the NYSE or AMEX or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the shares of Common Stock or to enforce contracts, including subscriptions or orders, for the sale of the shares of Common Stock.

                  (k) All such options, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the Company, or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company, or the Bank, as the case may be, to the Agent as to the statements made therein.

                  (l) All opinions, letters, evidence and certificates described in this Section 11 or elsewhere in this Agreement will be deemed to be in compliance with the provisions of this Agreement only if they are in form and substance reasonably satisfactory to the Agent and Silver, Freedman & Taff, LLP, as counsel to the Agent.

         SECTION 12.       EXPENSES.

                  If the issuance of the Rights and the sale of the Common Stock is not consummated because of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, because any other condition to the obligations of the Agent under this Agreement is not fulfilled or pursuant to Section 10 of this Agreement, the Company will reimburse the Agent and its counsel for their out-of-pocket expenses incurred in connection with this Agreement and the proposed Offerings, including up to $90,000 of the fees of its counsel (excluding fees and expenses related to the preparation of a Blue Sky Memorandum).

         SECTION 13.       SURVIVAL.

                  (a) All representations, warranties and indemnities and other statements contained in this Agreement and in the Letter Agreement, or contained in certificates of officers of the Primary Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Rights and the Common Stock, and any legal representative, successor or assign of the Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

                  (b) If this Agreement is terminated in accordance with the provisions of this Agreement, the payment of the $200,000 advisory and management fee (previously paid to the Agent) shall not be affected and the Primary Parties will reimburse the Agent for its reasonable expenses pursuant to
Section 10, including without limitation, communication, legal and travel expenses.

         SECTION 14.       NOTICES.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan, Beck & Co., LLC, 220 South Orange Avenue, Livingston, NJ 07039, Attention:
Mr. Christopher Gastelu, Director (with a copy to Silver, Freedman & Taff, LLP, 1100 New York Avenue, N.W., Suite 700, Washington, D.C. 20005; Attention: James
S. Fleischer, Esq.); notices to the Primary Parties shall be directed to Metropolitan Financial Corp., 22901 Mill Creek Boulevard, Highland Hills, Ohio 44122, Attention: David G. Slezak, Esq. (with a copy to Thompson Hine LLP, 3900 Key Center, Cleveland, Ohio 44114, Attention: Paul N. Harris, Esq.)

         SECTION 15.       PARTIES.

                  This Agreement shall inure to the benefit of and be binding upon the Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties, except for the Letter Agreement, which is not hereby superseded.

         SECTION 16.       PARTIAL INVALIDITY.

                  In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         SECTION 17.       GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

                  (a) This Agreement will be governed by and construed in accordance with the law of the State of Ohio.

                  (b) The Company irrevocably submits to the exclusive jurisdiction of any Ohio State Court or United States Federal Court sitting in Cleveland Ohio over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Prospectus, the Rights, the shares of Common Stock issuable upon exercise of the Rights or the Offerings and the parties agree to waive any rights to a jury trial.

                  (c) The Company consents to process being served in any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Prospectus, the Rights, and the Offerings either by mailing a copy of such process to it or by serving a copy of the process upon the individual referred to in Section 14, so long as, to the extent lawful and possible, written notice of the service is also mailed to the Company. The Company agrees that such service will be deemed in every respect effective service of process upon it in any such suit, action or proceeding and will, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 17 will affect or limit any right to serve process in any manner permitted by law or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         SECTION 18.       COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts will each be deemed to be an original but all such counterparts will together constitute one and the same instrument.

         SECTION 19.       HEADINGS.

                  The headings used in this Agreement have been inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretations of, this Agreement.

                                    * * * * *

                  If the foregoing correctly sets forth the Agreement between the Company and the Agent, please indicate the Agent's acceptance in the space provided for that purpose below.

                                      Very truly yours,

                                      METROPOLITAN FINANCIAL CORP.



                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------


                                      METROPOLITAN BANK & TRUST



                                      By:
                                         ---------------------------------------

                                      Title:
                                            ------------------------------------


         Accepted:

         RYAN, BECK & CO., LLC



         By:
                  ------------------------------------
                  RYAN, BECK & CO., LLC

         Title:
                  ------------------------------------



         By:
                  ------------------------------------

         Title:
                  ------------------------------------